Exhibit 10.35
                                                                   -------------

Confidential portions omitted and filed separately with the Commission. Deleted text (represented by "XXXX" in the text and an asterisk in the margin) indicates such omissions.

     AGREEMENT made as of this 20th day of February, 1996, by and between Imprint Records, Inc., 209 10th Avenue South, Suite 500, Nashville, Tennessee 37203 (hereinafter "Company"), and Al Anderson, 67 Hillcrest Road, Windsor, Connecticut 06095 ("You").

1. SERVICES.

     1.01 During the term of this Agreement (the "Term") You will render Your exclusive services as a performing artist for the purpose of making Master Recordings for Company, You will cause those Master Recordings to be produced, and You will Deliver those Master Recordings to Company, as provided in this Agreement.

     1.02 Your obligations will include furnishing the services of the producers of those Master Recordings and all other third parties rendering services in connection with those Master Recordings, subject to the terms of this Agreement, and You will be solely responsible for engaging and paying them.

2. TERM.

     The Term shall be for an Initial Period, and each Option Period for which Company exercises the option (each period, a "Contract Period"). The Initial Period shall commence on the above date and continue until the later of twelve
(12) months after Delivery of the Committed Album or one (1) year after the date of the Initial Period's commencement. You grant Company three (3) options to extend the Term for additional Contract Periods ("Option Periods") on the same terms and conditions as the Initial Period, unless otherwise provided herein. Company may exercise each option by written notice to You sent before the end of the Contract Period then in effect ("Current Contract Period"); provided, however, that Company may only exercise its option to extend the Term into the Second Option Period if the total cumulative worldwide sales of the Albums released during the Initial Period and the First Option Period, if any, hereof, exceed one hundred and fifty thousand (150,000) total units in all configurations combined as of the date by which Company is required to exercise its option to extend the Term into the Second Option Period and, furthermore, that Company may only exercise its option to extend the Term into the Third Option Period if the total cumulative worldwide sales of the Albums released during the Initial Period and the First Option Period, if any, and the Second Option Period, if any, exceed two hundred and fifty thousand (250,000) total units in all configurations combined as of the date by which Company is required to exercise its option to extend the Term into the Third Option Period.

3. RECORDING COMMITMENT.

     During the Initial Period, You will record and You shall


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deliver to Company one (1) Album. During each Option Period, You shall record and You shall deliver to Company one (1) Album. You shall deliver to Company the Committed Album for a Contract Period within one hundred five (105) days after such period's commencement.

4. RECORDING PROCEDURES.

     4.01 Company and You shall mutually approve all recording personnel (including producers), the Musical Compositions or other Selections (including medleys), the studios, the recording dates and a detailed recording budget (collectively, the Recording Elements"). Company may reject any request to record a Committed Album within six (6) months of the Delivery of the prior Album. You shall neither commence recording nor incur costs unless Company has approved in writing each Recording Element and the budget. If Company disapproves any budget item or Recording Element, Company's decision (including, at Company's election, Company's designation of one (1) or more Recording Elements) shall be final. Notwithstanding anything to the contrary contained herein, the Approved Recording Budget for the First Album shall not exceed Forty Thousand Dollars ($40,000.00).

     4.02 (a) You shall notify the appropriate Local of the American Federation of Musicians in advance of each recording session.

          (b) You will assist Company in complying with the requirements of the U.S. Immigration Law.

          (c) As and when required by Company, You shall allow Company's representatives to attend any or all recording sessions hereunder.

          (d) You shall timely supply Company with all of the information Company needs in order: (1) to make payments due in connection with such Recordings; (2) to comply with any other obligations Company may have in connection with the making of such Master Recordings; and (3) to prepare to release Phonograph Records derived from such Master Recordings. Without limiting the generality of clause (2) of the preceding sentence:

               (1) You shall furnish Company with all information Company requires to comply with its obligations under Company's union agreements, including, without limitation, the following:

                    (i) If a session is held to record new tracks intended to be mixed with existing tracks (and if such information is requested by the American Federation of Musicians), the dates and places of the prior sessions at which such existing tracks were made, and the AFM Phonograph Recording


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Contract (Form "B") number(s) covering such sessions;

                    (ii) Each change of title of any composition listed in an AFM Phonograph Recording Contract (Form "B"); and

                    (iii) A listing of all the musical selections contained in Recordings Delivered to Company hereunder; and

               (2) You will furnish Company with all of the immigration control documentation required by the United States Government, at the same time as the AFM or AFTRA session reports, tax withholding forms, and other documentation required by us in order to make the payments to the session musicians and other employees concerned, if any.

          (e) (i) All Master Recordings shall be recorded under Company's current Phonograph Record Labor Contract with the AFM; all musicians who render services in connection with the recording of such Master Recordings (including instrumentalists, if any) will be paid by Company, on Your behalf, the scale set forth in the said Labor Contract; and Company, on Your behalf, shall pay the required contributions to the Pension Welfare Fund.

               (ii) All AFTRA members whose performances are embodied in the Master Recordings will be paid by Company, on Your behalf, the rates applicable under the current AFTRA Code of Fair Practices for Phonograph Recordings. Company shall, on Your behalf, if necessary, also pay to the AFTRA Pension and Welfare Fund any contribution required to be made under the AFTRA Code based on compensation to other performers whose performances are embodied on the applicable Master Recordings recorded hereunder.

               (iii) The foregoing representations and warranties are included for the benefit, respectively, of the AFM, AFTRA, and the AFM and AFTRA members whose performances are embodied in the applicable Master Recordings, and for the benefit of Company, and may be enforced by AFM and/or AFTRA or their respective designees, as the case may be, and by Company.

               (iv) You shall furnish or shall cause the applicable Producer to furnish Company with copies of all union contracts and/or union session reports so that all payments may be made by Company, on Your behalf, in a timely fashion to the proper parties thereunder; and if You fail to do so with the result that Company is required to pay any penalty sum for making a late payment under the applicable union agreements, such payments shall be a direct debt from You to Company which, in addition to any other remedy Company may have, Company may recover from any monies otherwise payable to You.

     4.03 You shall deliver the Masters to Company, at the


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offices of Company and to the attention of the Vice President of A&R promptly after their completion. All original session tapes and any derivatives/reproductions thereof shall be delivered to Company concurrently (or, if Company elects, maintained at a location designated by Company, in its name and subject to its control). Each Master shall be subject to Company's approval as for the manufacture and sale of Phonograph Records. Upon Company's request, You shall re-record any Musical Composition or other Selection until such delivery standard is met. You shall deliver to Company fully mixed, leadered, edited, sequenced, equalized and unequalized Master Recordings (including a final two-track equalized tape copy), satisfactory to Company for the manufacture and sale of Phonograph Records, and all original and duplicate Master Recordings of the material recorded, together with the multi-track tape and three (3) safety copies thereof; all materials for use in the packaging and marketing of the Records (including information for "label copy" and liner notes, such as title, recording dates, timing, publisher, composer, lyricist, producer and performer of each musical composition embodied on the Master Recordings); all third party clearances and consents (including mechanical licenses). No Master shall be deemed "delivered" or "Delivered" to Company until You have fully complied with this paragraph. Company's election to pay You a Delivery payment or to release a Record derived from a Master shall not be deemed an acknowledgment that "Delivery" thereof was properly made; accordingly, Company shall be deemed to have waived neither its right to require complete performance thereafter nor its remedies for Your failure to perform.

     4.04 Each Master shall embody Your performance as the sole featured artist of a single Musical Composition previously unreleased by You and shall be recorded in its entirety in a recording studio. No Masters shall be recorded in whole or in part at live concerts or other live performances unless an authorized officer of Company agrees to the contrary in writing. Each Committed Album shall embody no fewer than thirty five (35) minutes in playing time and containing at least ten (10) Musical Compositions unless Company otherwise agrees to the contrary in writing. You shall not record or deliver hereunder, nor shall Company be obligated to accept, Masters constituting a Multiple Album. However, if You shall do so and Company shall accept those Masters hereunder, then, at Company's election, for the purpose of calculating the number of Masters recorded and delivered hereunder, those Masters shall be deemed to be only one (1) Album. Masters delivered hereunder shall not contain selections designed to appeal to specialized or limited markets including, but not limited to gospel, Christmas and/or children's music.

     4.05 You further agree to irrevocably direct in writing the person who has possession of any and all tapes of masters or digital masters recorded hereunder that all such tapes and


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masters are Company's property and that such person shall be obligated to deliver such tapes and masters to Company upon its written request.

     4.06 If You shall for any reason whatsoever except the act of Company or for a verified medical reason (excluding any illness related to drugs, alcohol or any self-induced or personally exacerbated cause, and otherwise subject to the terms hereof, including without limitation paragraph 17) delay the commencement of or be unavailable for any recording sessions for the Masters, You shall, upon Company's demand, pay Company an amount equal to the expenses or charges paid or incurred by Company by reason thereof. Company may, without limiting Company's other rights and remedies, deduct that amount from any monies (other than mechanical royalties) payable by Company hereunder.

5. RECORDING COSTS.

     5.01 Company shall pay the Recording Costs of the Masters recorded at recording sessions conducted in accordance with the terms hereof in an amount not in excess of the Recording Budget approved by Company in writing. If the Recording Costs of any Masters shall exceed the Recording Budget approved by Company due solely to your acts or omissions, Company shall pay the excess and Company may, without limiting Company's other rights and remedies, deduct that amount from any monies payable by Company hereunder (other than mechanical royalties). You shall be solely responsible for and shall pay any payments to any individuals rendering services in connection with the recording of the Masters which exceed union scale unless the excess and the recipient thereof shall have been specified in the Recording Budget approved by Company. You shall also be solely responsible for and shall pay any penalties incurred for late payments caused by Your delay in submitting union contracts forms, report forms, or invoices or other documents. If, however, Company shall pay any excess not approved by Company or any penalties, Company may, without limiting Company's other rights and remedies, deduct that amount from any monies payable by Company hereunder (other than mechanical royalties). Nothing contained in this Paragraph
5.01 shall in any way limit Company's right to recoup all Recording Costs of the Masters from royalties payable by Company hereunder (other than mechanical royalties).

     5.02 Recording Costs shall mean and include all union scale payments (including "excess" scale payments) made to You, all payments made by Company to any other individuals rendering services in connection with the recording of the Masters, all other payments which are made by Company pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between Company and any union or guild, all amounts paid or incurred for studio or hall rentals, tape,


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

engineering, editing, instrument rentals and cartage, mastering, mixing, re-mixing, "sweetening", transportation and accommodations, immigration clearances, trademark and service mark searches and clearances, "sample" clearances any so-called "per diems" for any individuals (including You) rendering services in connection with recording of the Masters, together with all other amounts paid or incurred by Company in connection with the recording of the Masters. Recording Costs shall be recoupable from royalties payable by Company hereunder (other than mechanical royalties). Notwithstanding the foregoing, You agree that the Advances hereunder include the prepayment of session union scale as provided in the applicable union codes, and You agree to complete any documentation required by the applicable union to implement this sentence.

6. RIGHTS.

     6.01 All Master Recordings recorded during the Term which embody Your performances, from the inception of the recording thereof, shall, for purposes of copyright law, be deemed "works-made-for-hire" for Company by You and all other persons rendering services in connection with those Master Recordings, as Company's "employees-for-hire". Those Master Recordings, from the inception of the recording thereof, and all Phonograph Records and other reproductions made therefrom, together with the performances embodied therein and all copyrights therein and thereto throughout the Territory, and all renewals and extensions thereof, shall be entirely Company's property, free of any claims whatsoever by You or any other person, firm, or corporation. Company shall, accordingly, have the exclusive right to obtain registration of copyright (and all renewals and extensions) in those Master Recordings, in Company's name, as the owner and author thereof. If Company shall be deemed not to be the author of those Master Recordings or those Master Recordings are deemed not to be "works-made-for-hire", this agreement shall constitute an irrevocable transfer to Company of ownership of copyright (and all renewals and extensions) in those Master Recordings. You shall, upon Company's request, cause to be executed and delivered to Company transfers of ownership of copyright (and all renewals and extensions) in those Master Recordings and any other documents as Company may deem necessary or appropriate to vest in Company the rights granted to Company in this Agreement, and You hereby irrevocably appoint Company Your attorney-in-fact for the purpose of executing those transfers of ownership and other documents in Your name. Company shall give You five (5) days notice before signing any document in Your name, provided Company may dispense with that waiting period when necessary, in Company's judgment, to protect or enforce Company's rights. As a non-material obligation, Company shall provide You with copies of documents signed by Company in Your name. Without limiting the generality of the foregoing, Company and any person, firm, or corporation designated by Company shall have the exclusive,


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

perpetual and worldwide right to manufacture, sell, distribute and advertise Phonograph Records embodying those Master Recordings under any trademarks, trade names or labels, and to lease, license, convey or otherwise use or dispose of those Master Recordings by any method now or hereafter known in any field of use and to perform publicly Phonograph Records and other reproductions embodying those Master Recordings, all upon such terms as Company may approve, or Company may refrain from doing any or all of the foregoing.

     6A.01 The provisions of this Article 6A shall only apply provided You have fully complied with all Your material obligations under this Agreement. Company's inadvertent failure to comply with any provision of this Article 6A shall not be a breach of this Agreement.

     6A.02 During the Term, Company will not sell Records derived from Master Recordings delivered in fulfillment of Your Recording Commitment as "cut-outs" in the United States prior to the earlier of (i) thirteen (13) months from the date of initial United States release of such Records or (ii) two (2) months after such Record is no longer in any then-published Billboard Chart; however, if Company sells any Records in contravention of the foregoing restriction, Your sole remedy shall be that You shall be entitled to the otherwise applicable royalty rate hereunder on all such sales during the period of such restriction. In this regard and prior to selling any Records as "cut-outs", Company will offer You the opportunity to purchase all of such Records that Company intends to sell as "cut-outs" for the same price that Company intends to sell same to a third party. You further agree to exercise such right to purchase all of such Records that Company intends to sell as "cut-outs" within five (5) business days after Company gives You notice of its intention to sell same and You agree to pay Company for such "cut-outs" as above-described no later than twenty one (21) business days after the later of (i) Your exercising said option to purchase or
(ii) Your actual receipt of the "cut-out" Records.

     6A.03 During the Term, Company will not, without Your consent, sell any Committed Album as a Budget Record in the United States until the earlier of (i) ten (10) months after the initial release of the Album concerned as a "top-line" Record in the United States or (ii) two (2) months after the Committed Album no longer appears in any Billboard Album Chart; however, if Company sells any Records in contravention of the foregoing restriction, Your sole remedy shall be that You shall be entitled to the otherwise applicable royalty rate hereunder on all such sales during the period of such restriction.

     6A.04 During the Term, Company will not, without Your consent, sell any Committed Album as a Mid-Priced Record in the United States until the earlier of
(i) six (6) months after the


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

initial release of the Album concerned as a "top-line" Record in the United States or (ii) one (1) month after the Committed Album no longer appears in any Billboard Album Chart; however, if Company sells any Records in contravention of the foregoing restriction, Your sole remedy shall be that You shall be entitled to the otherwise applicable royalty rate hereunder on all such sales during the period of such restriction.

     6A.05(a) Provided you have fulfilled all your material obligations under this Agreement, Company will commercially release each Album recorded in fulfillment of your Recording Commitment in the United States within one hundred eighty (180) days after the date of completion of the lacquer, copper or equivalent masters concerned. If Company fails to do so you may notify Company, within thirty (30) days after the end of the one hundred eighty (180) day period concerned, that you intend to terminate the Term of this Agreement unless Company releases the Album within sixty (60) days after Company's receipt of your notice (the "cure period"). If Company fails to commercially release the Album in the United States before the end of the cure period you may terminate the Term of this Agreement by giving Company notice within thirty (30) days after the end of the cure period. On receipt by Company of your termination notice the Term of this Agreement will end and all parties will be deemed to have fulfilled all of their obligations under it except those obligations which survive the end of the Term (e.g., warranties, re-recording restrictions and obligation to pay royalties). Your only remedy for failure by Company to release an Album will be termination in accordance with this paragraph. If you fail to give Company either of those notices within the period specified, your right to terminate will lapse. Notwithstanding anything to the contrary contained herein, in the event that this Agreement is terminated on account of Company's failure to commercially release an Album as above-described in the United States, You will have the right to purchase such unrelesaed Album at an amount equal to Company's actual costs in connection therewith (including, but not limited to any Advances that may have been paid to You in connection with such Album).

          (b) The running of the one hundred eighty (180) day and the sixty (60) day period referred to in paragraph 6A.05(a) will be suspended (and the expiration date of each of those periods will be postponed) for the period of any suspension of the running of the Term of this Agreement under paragraph
17.01. If any such one hundred eighty (180) day or sixty (60) day period would otherwise expire on a date between October 15th and the next February 16th its running will be suspended for the duration of the period and between October 15th and February 16th and its expiration date will be postponed by the same amount of time (i.e., one hundred twenty-four (124) days).

          6A.06 Provided You are not in material breach of this


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Agreement, if Company does not release each Committed Album within one hundred eighty (180) days following the initial United States release of such Committed Album in the territories of Canada,the United Kingdom, Austrailia, Germany, Spain, South Africa, France, Italy, Spain and Japan (the "Release Territories"), then you may give Company notice, within thirty (30) days following the expiration of such one hundred eighty (180) day period, of such failure to so release such Records in a particular Release Territory, and Company shall have a period of sixty (60) days following the date of such notice to cure such failure. If Company does not cure such failure within said sixty (60) day period, you will have the option, which may be exercised by giving Company written notice within thirty (30) days following the end of such sixty (60) day period, to require Company to enter into an agreement with a licensee designated by you, which licensee is actually engaged in the business of manufacturing and distributing Records in the particular Release Territory concerned, authorizing such licensee to manufacture and distribute Records derived from the Master Recordings not released in accordance with this paragraph 6A.06 in the applicable Release Territory. Your sole remedy for Company's failure to release an Album in the applicable Release Territory(ies) pursuant to this paragraph 6A.06 shall be the exercise of your option pursuant to this paragraph 6A.06. If you fail to give Company either of the notices specified in this paragraph 6A.06, your rights under this paragraph 6A.06 will lapse. Fifty (50%) percent of all revenues actually received by Company under such licenses will be credited to your royalty account under this agreement. Each such license agreement will provide for such compensation for the license as you negotiate with the licensee, and will contain such other provisions as Company shall require, including but not limited to the following:

          (a) The licensee will be required to deliver to Company all consents required by Company, and all agreements which Company may require for any third party to look to the licensee, and not to Company, for the fulfillment of any obligations arising in connection with the manufacture or distribution of Records under the license. The licensee will also become a first party to the Phonograph Record Manufacturers' Special Payments Fund Agreement with the American Federation of Musicians, or any successor agreement then in effect. The license agreement will not become effective until the licensee has complied with all the provisions of this subsection 6A.06 (a).

          (b) The licensee will make all payments required in connection with the manufacture, sale or distribution, by parties other than Company, in the applicable Release Territory of Records made from those Master Recordings after the effective date of the license, including, without limitation, all royalties


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and other payments to performing artists, producers, owners of copyrights in musical compositions, the Music Performance Trust Fund and Special Payments Fund, and any other unions and union funds, and will authorize the applicable Fund Administrator's designated agent to audit the licensee's books and records with respect to the sale and/or distribution of such Records. The licensee will comply with all applicable rules and regulations covering any use of the Master Recordings by the licensee.

          (c) No warranty or representation will be made by Company in connection with the applicable Master Recordings, the license, or otherwise. You and the licensee will indemnify and hold harmless Company and its licensees against all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any use of the Master Recordings or exercise of such rights by the licensee.

          (d) Company will instruct its licensees in the applicable Release Territory not to manufacture Records derived from the Master Recordings licensed to the licensee. If the licensee notifies Company of such manufacture Company will instruct its licensees to discontinue it, but neither Company nor its licensees shall have any liability by reason of such manufacture occurring before Company's receipt of such notice, and Company shall have no liability by reason of such manufacture at any time.

          (e) Each Record made under the license will bear a sound recording copyright notice identical to the notice used by Company for initial United States release of the Master Recordings concerned, or such other notice as Company shall require, but those Records will not otherwise be identified directly or indirectly with Company.

          (f) Company shall have the right to examine the books and records of the licensee and all others authorized by the license to manufacture or distribute Records under the license, for the purpose of verifying the accuracy of the accountings rendered to Company by the license.

          (g) The licensee will not have the right to authorize any other party to exercise any rights without Company's prior written consent.

          (h) Company and its licensees will have the continuing right at all times to manufacture and sell recompilation Albums in the Release Territory concerned which may contain the Master Recordings. A recompilation Album is an Album, such as a "Greatest Hits" or "Best Of" type Album, containing Master Recordings previously released in different Album combinations.

For purposes of computing each of the one hundred twenty (120)


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and sixty (60) day periods described in this paragraph 6A.06, the period between
October 15 and January 15 shall not be counted.

7. NAME AND LIKENESS.

     7.01 (a) (i) Company and any person, firm or corporation designated by Company shall have the perpetual right throughout the Territory to use and to permit others to use Your name (both legal and professional, and whether presently or hereafter used by You), likeness, other identification and biographical material concerning You, and the name and likeness of any producer or other person rendering services in connection with Master Recordings recorded by You during the Term for purposes of trade and advertising. Company shall have the further right to refer to You during the Term as Company's exclusive recording artist and You shall in all Your activities in the entertainment field use reasonable efforts to cause Yourself to be billed and advertised during the Term as Company's exclusive recording artist; provided, however, that Company acknowledges that You have recorded and released Albums prior to the execution of this Agreement and, thusly, You may participate in the promotion of said previous recordings so long as said promotion does not conflict with Your duties and obligations hereunder. The rights granted to Company pursuant to this paragraph with respect to the Your name, likeness, other identification and biographical material concerning You shall be exclusive during the Term and nonexclusive thereafter. Accordingly, but without limiting the generality of the foregoing, You shall not authorize or permit any person, firm, or corporation other than Company to use during the Term Your name legal or professional name or Your likeness in connection with the advertising or sale of Phonograph Records.

               (ii) Company will make available to You for Your approval any pictures of You or biographical material about You which Company proposes to use for packaging, advertising or publicity in the United States during the Term of this Agreement. Company will not use any such material which You disapprove in writing within five (5) days from the time such materials are made available to You, provided You furnish substitute material, satisfactory to Company in its sole and reasonable discretion, in time for use within Company's production and release schedules. In any event, Company shall not be required to incur expenses beyond those customary for one (1) photograph shooting for each Album hereunder. This subparagraph will not apply to any material previously approved by You or used by Company. No inadvertent failure to comply with this subparagraph will constitute a breach of this Agreement, and You will not be entitled to injunctive relief to restrain the continuing use of any material used in contravention of this subparagraph. You shall have the right to submit photographs, likenesses and biographical material of Yourself and Your submission of same shall constitute Your approval thereof.


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

            (b) You shall not render any services or authorize or permit Your or likeness or any biographical material concerning You to be used in any manner by any person, firm or corporation in the advertising, promoting or marketing of blank magnetic recording tape or any other product or device intended for home use, whether now known or hereafter developed, which may be used for the fixation of sound alone or sound together with visual images.

       7.02 (a) It is hereby expressly agreed that, as between You and Company, Company shall exclusively own and control all materials comprising the artwork (including, without limitation, art, photographs, graphic designs, etc.) and other items created or used in connection with the exploitation of Phonograph Records hereunder (the "Art Materials"), including, without limitation, all copyrights and the right to secure copyright throughout the world and in perpetuity.

  8. ADVANCES .

       8.01 All monies paid to You or on Your behalf or to or on behalf of any person, firm or corporation representing You, other than royalties payable pursuant to this Agreement, shall constitute Advances hereunder. Each payment made by Company to anyone else on behalf of You or to or on behalf of any person, firm or corporation representing You will also constitute an Advance if it is made under this Agreement, if it is made with Your consent, if it is required by law, or if it is made by Company to satisfy an obligation incurred by You in connection with the subject matter of this Agreement.

       8.02 (a) Conditioned upon Your full performance of all Your obligations hereunder, Company shall pay You the following amounts, which shall constitute Advances hereunder. With respect to the Third Album and Fourth Albums, if any, recorded and delivered hereunder in fulfillment of Your Recording Commitment, the amount, if any, by which the sum designated below as the "Recording Fund" exceeds the Recording Costs for that Album, payable within sixty (60) days after the delivery to Company of that Album or, if later, promptly after Company's determination of the Recording Costs for that Album:

                 (i) For the Album recorded during the Second Option Period, if any, the Recording Fund shall be the Formula Amount, but no less than
* XXXXXXXXX Dollars and no more than XXXXXXXXX Dollars.

                 (ii) For the Album recorded during the Third Option Period, if
* any, the Recording Fund shall be the Formula Amount, but no less than XXXXXXXX
* Dollars and no more than XXXXXXXXX Dollars.

     * - Confidential portions omitted and filed separately with the Commission.


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

       The "Formula Amount" for a particular Album recorded and Delivered hereunder in fulfillment of Your Recording Commitment shall mean an amount equal to sixty-six and two-thirds percent (66 2/3%) of whichever of the following amounts is less: (A) the amount of the royalties, after the retention of reserves, earned by You hereunder from Net Sales through Normal Retail Channels in the United States ("USNRC Net Sales") of the immediately preceding Album delivered hereunder in fulfillment of Your Recording Commitment; or (B) the average of the amounts of such royalties so earned by You hereunder on the two (2) immediately preceding Albums delivered hereunder in fulfillment of Your Recording Commitment. In either case, the amount of royalties with respect to any preceding Album shall be computed as of the end of the month in which occurs the date which is twelve (12) months following the initial commercial release in the United States of the preceding Album concerned. For the purpose of computing royalties with respect to the calculation under this paragraph 8.02, and only for such purpose, a reserve against anticipated returns and credits will not be established for any Album during any semi-annual accounting period in excess of twenty percent (20%) of the aggregate number of units of that Album shipped to Company's customers.

* (b) XXXXXXXX percent of all sums paid or incurred by Company in connection with independent marketing and publicity, and the independent promotion of Phonograph Records hereunder, if any, shall be deemed to constitute Advances hereunder; provided, however, that such recoupable amounts
* shall not exceed XXXXXXXXXXX dollars in connection with any Single nor
* XXXXXXXXXXX in connection with any Album.

            (c) Within thirty (30) business days following the full execution of
* this Agreement, Company shall pay to You XXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to You in connection with the recording of the Album required to be recorded and delivered during the Initial Period.

            (d) Within five (5) business days following the commencement of each Option Period, if any, Company shall pay to You an additional
* XXXXXXXXXXXXXXXXXXXX Dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to You in connection with the recording of the Album required to be recorded and delivered during such Option Period. Furthermore, upon the commencement of recording of the Second Album, if any,

     * - Confidential portions omitted and filed separately with the Commission.

* hereunder, Comapny shall pay to You an additional XXXXXXXXXXXXXXXXXXXXX Dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to You in connection with the recording of the Second Album. Additionally, upon the commencement of recording of the Third Album, if any, hereunder, Comapny shall pay to You an additional
* XXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to You in connection with the recording of the Third Album. And finally, upon the commencement of recording of the Fourth Album, if any, hereunder, Comapny
* shall pay to You an additional XXXXXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to You in connection with the recording of the Fourth Album.

  9. ROYALTIES.

       9.01 Company will pay You an "all-in" royalty, during the term of copyright in the country concerned of Masters embodied in Phonograph Records delivered hereunder computed at the applicable percentage indicated in the Royalty Schedule below, of the applicable Royalty Base Price in respect of Net Sales of such Phonograph Records (other than Audiovisual Records) consisting entirely of Master Recordings recorded under this Agreement during the respective Contract Periods specified below and sold by Company or Company's licensees through Normal Retail Channels:

                                  ROYALTY SCHEDULE
  ------------------------------------------------------------------------------
                                    UNITED STATES
                                    -------------

  Master Recordings                                               Long-Play
  made during the:                       Albums       Singles      Singles
  ------------------------------------------------------------------------------

* Initial Period                          XXX           XXX           XXX

* First Option Period, if any             XXX           XXX           XXX

* Second Option Period, if any            XXX           XXX           XXX


     * - Confidential portions omitted and filed separately with the Commission.

* Third Option Period, if any             XXX            XXX          XXX


                                     FOREIGN
                                     -------

  Territory                             All Records
  ------------------------------------------------------------------------------
* Canada, U.K.                          XXXX of the otherwise applicable rate
                                        set forth in the United States Royalty
                                        Schedule above in respect of USNRC Net
                                        Sales of the particular record concerned
                                        (i.e., Albums, Singles and Long Play
                                        Singles), without regard to any
                                        escalations.

* Germany, Italy, France,               XXXX of the otherwise Japan, Australia,
                                        Benelux applicable rate set forth
                                        above in the United States Royalty
                                        Schedule in respect of USNRC Net Sales
                                        of the particular record concerned
                                        (i.e., Albums, Singles and Long Play
                                        Singles), without regard to any
                                        escalations.

* Rest of World                         XXXX of the otherwise applicable rate
                                        set forth above in the United States
                                        Royalty Schedule in respect of USNRC Net
                                        Sales of the particular record concerned
                                        (i.e., Albums, Singles and Long Play
                                        Singles), without regard to any
                                        escalations.

  The royalty rates set forth in this paragraph 9.01 are sometimes referred to herein as Your "basic royalty rate(s)".

       9.02 Notwithstanding anything to the contrary contained in the Royalty Schedule hereinabove, and with respect to each Album Delivered in fulfillment of Your Recording Commitment hereunder, the royalty rate applicable to USNRC Net Sales of top-line Albums pursuant to the terms hereof shall be the royalty rate specified in the Royalty Escalation Schedule below.

                           ROYALTY ESCALATION SCHEDULE

  Album recorded in fulfillment of the Recording Commitment for the: Net Sales in the United States of top-line Albums (determined in accordance with Company's standard accounting procedures).

     * - Confidential portions omitted and filed separately with the Commission.

* Contract Period               XXX               XXX             XXX

* Initial Period                XXX               XXX             XXX

* First Option                  XXX               XXX             XXX
  Period, if any

* Second Option                 XXX               XXX             XXX
  Period, if any

* Third Option                  XXX               XXX             XXX
  Period, if any

       9.03 (a) The royalty on Phonograph Records sold through so-called "record clubs" shall, if manufactured and sold by Company, be one-half (1/2) of the otherwise applicable royalty; and if manufactured and sold by Licensees, one-half (1/2) of the Net Royalty.

            (b) No royalties will be payable on records furnished as free and/or bonus to members or other participants in a record club ("Club Free Records"), provided, however, that if on a cumulative basis the aggregate number of Club Free Records distributed exceeds fifty percent (50%) of the total number of records sold and Club Free Records distributed through such record club, Company shall pay royalties on the number of Club Free Records distributed which exceeds fifty percent (50%) of the total number of records sold and Club Free Records distributed through such record club.

       9.04 In respect of any Master Recording leased by Company to others for their distribution of Phonograph Records in the United States, Company will
* pay You XXXXX percent of Company's net receipts from Company's licensee. ("Net receipts", in the preceding sentence, means receipts as computed after deduction of all copyright, AFM and other applicable third party payments.) If another artist, a producer, or any other Person is entitled to royalties on sales of such Records, that payment will be divided among You in the same ratio as that among Your respective basic royalty percentage rates.

       9.05 The royalty rate on any Budget Record, any Mid-Priced Record, any Multiple Record Set, any Record sold for distribution through military exchange channels, or any "picture disc" (i.e., a disc Record with artwork
* reproduced on the surface of the Record itself) will be XXXXX of the applicable basic royalty rate prescribed in paragraph 9.01. The royalty rate
* on any Record which is not an Album, Single or a Long-Play Single will be XXXX of the applicable basic Album royalty rate prescribed in paragraph 9.01. The
* royalty rate on any compact disc Record will XXXXX percent of the rate which would otherwise be applicable under this Agreement. The royalty rate on any digital compact

     * - Confidential portions omitted and filed separately with the Commission.

* cassette ("DCC") or any Mini-disc Record will be XXXXX percent of the rate which would otherwise be applicable under this Agreement. The royalty rate for
* any Record in a New Configuration will be XXXXX the rate which would otherwise be applicable hereunder. The provisions set forth in the immediately preceding sentence shall apply until fifteen (15) months following the initial release of any Master delivered hereunder as embodied on such New Configuration. Thereafter, the royalty for Records sold in the form of New Configuration shall be negotiated in good faith by the parties, taking into account, among other things, the then-prevailing industry standards. Notwithstanding anything to the contrary contained herein, Company shall have the right to release, distribute and sell such Records prior to the completion of such negotiations, and to accrue royalties to Your account hereunder at the royalty rate set forth herein. Notwithstanding anything to the contrary in the immediately two
  (2) preceding sentences, in the event Company adopts a general policy applicable to the majority of new artists signed exclusively to Company which provides for a royalty rate reduction with respect to records in compact disc or DCC or Mini-disc configuration more favorable to such new artist than the royalty rate reduction provided herein, You shall receive the benefit of such general policy, on a prospective basis only.

       9.06 Except as otherwise specifically set forth herein, on Masters licensed by Company on a flat-fee or a royalty basis for the sale of Phonograph Records or for any other uses, the royalty rate shall be an amount equal to the lesser of fifty percent (50%) of the Net Flat Fee or Net Royalty, as applicable, from such exploitation of the Masters.

       9.07 Audiovisual Royalties shall be computed on the Audiovisual Records Royalty Base Price; otherwise, in accordance with the provisions of this Agreement applicable to Conventional Albums and: If manufactured and sold by
* Company, XXXXXX percent on U.S. sales XXXXXX percent ex-U.S. If manufactured and sold by Licensees (in the U.S. or elsewhere), and on Audiovisual Recordings licensed or otherwise furnished by Company for exploitation other
* than on Audiovisual Records, XXXXXX percent of Net Receipts. Audiovisual royalties (and receipts payments) are "all-in" (inclusive of, without limitation, fifty percent (50%) of payments to publishers).

       9.08 Notwithstanding anything to the contrary contained in this Article
  9:

            (a) In respect of Joint Recordings, the royalty rate to be used in determining the royalties payable to You shall be computed by multiplying the royalty rate otherwise applicable by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the total number of royalty artists whose performances are embodied on a Joint Recording. The term

     * - Confidential portions omitted and filed separately with the Commission.

"Joint Recording" shall mean any Master Recording embodying Your performances and any performances by another artist with respect to which Company is obligated to pay royalties.

          (b) The royalty rate on a Phonograph Record embodying Master Recordings made hereunder together with other Master Recordings will be computed by multiplying the royalty rate otherwise applicable by a fraction, the numerator of which is the number of Selections embodying Master Recordings made hereunder and contained on the particular record concerned and the denominator of which is the total number of Selections contained on such Record. The royalty rate on an Audiovisual Record containing a Audiovisual Recordings made hereunder and other audiovisual works will be determined by apportionment based upon actual playing time on the Record concerned.

          (c) No royalties shall be payable to You in respect of Phonograph Records sold or distributed by Company or Company's licensees for promotional purposes, as cut-outs, at close-out prices, for scrap, at less than inventory cost or at fifty percent (50%) or less of the Record's highest posted wholesale price (whether or not intended for resale), as "free", "no charge" or "bonus" Records (whether or not intended for resale), to Company's employees or those of Company's licensees and their relatives, or to radio stations.

          (d) If records derived from the Masters are sold to distributors or others for less than Company's highest posted wholesale price, or at a discount therefrom, but for more than fifty percent (50%) of such wholesale price, then, for purposes of this paragraph, a percentage of such records shall be deemed non-royalty bearing records, which percentage shall be an amount equal to the percentage of such lesser amount or the applicable discount.

          (e) Company may elect from time to time to compute and pay You royalties hereunder on a royalty base different than the Royalty Base Price provided herein, as long as such computation does not affect the net amount of royalties otherwise payable to You at that time hereunder.

          (f) If legislation requiring the payment of copyright royalties for the public performance of Phonograph Records is enacted or is currently in existence in any country and Company or its affiliate in the country concerned receives such royalties solely attributable to Master Recordings produced hereunder, and performing artists are not entitled to receive similar royalties in such country from a collection society or other Person other than Company or its affiliates, then with respect to performances in the United States, Company shall accrue to Your royalty account hereunder that portion of such royalties as is required by Company's collective bargaining agreement with the American Federation of Musicians or the American Federation of Television and Radio Artists, as applicable, and with respect to performances outside the United States, as required by law. If no such agreement and/or law applies, Company shall pay an amount equal to fifty percent (50%) of the net amounts directly allocable to the Master Recordings produced hereunder so received by Company less all payments to third parties (and You shall be responsible in any event for all required payments to producers or other parties engaged by You in connection with recording of the Master Recordings hereunder).

10. ROYALTY PAYMENTS AND ACCOUNTINGS.

          10.01 Company shall send to You statements for royalties payable hereunder on or before October 1st for the semi-annual period ending the preceding June 30th and on or before April 1st for the semi-annual period ending the preceding December 31st, together with payment of royalties, if any, earned by You hereunder during the semi-annual period for which the statement is rendered, less all Advances and other charges under this Agreement. Company shall have the right to retain, as a reserve against charges, credits, or returns, such portion of payable royalties as shall be reasonable in Company's best business judgment. With respect to Albums sold hereunder, Company's reserve shall not exceed thirty-five percent (35%) of the number of such records shipped, unless Company reasonably believes a particular release justifies a higher reserve. With respect to Singles sold hereunder, Company's reserve shall not exceed fifty percent (50%) of the number of such records shipped, unless Company reasonably believes a particular release justifies a higher reserve. Reserves shall be fully liquidated no later than the end of the fourth full accounting period following the period in which such reserve was initially established. Records returned will be apportioned between royalty-free records and records on which royalties are payable in the same proportion as such records were shipped to customers. You shall reimburse Company on demand for any overpayments, and Company may also deduct the amount thereof from any monies payable to You hereunder (other than mechanical royalties). Royalties paid by Company on Phonograph Records subsequently returned shall be deemed overpayments.

     10.02 No royalties shall be payable to You on sales of Phonograph Records by any of Company's licensees or distributors until payment on those sales has been received by Company in the United States or Company has received acredit against a prior advance. Sales by a licensee or distributor shall be deemed to have occurred in the semi-annual accounting period during which that licensee or distributor shall have rendered to Company accounting statements and payments for those sales.

     10.03 (a) Royalties on Phonograph Record sales outside of the United States shall be computed in the national currency in which Company's licensees pay to Company, shall be credited to Your royalty account hereunder at the same rate of exchange at which Company's licensees pay to Company, and shall be proportionately subject to any withholding or comparable taxes which may be imposed upon Company's receipts.

          (b) If Company shall not receive payment in United States dollars in the United States for any sales of Phonograph Records outside of the United States, royalties on those sales shall not be credited to Your royalty account hereunder. Company shall, however, at Your written request and if Company is reasonably able to do so, accept payment for those sales in foreign currency and shall deposit in a foreign bank or other depository, at Your expense, in that foreign currency, that portion thereof, if any, as shall equal the royalties which would have been payable to You hereunder on those sales had payment for those sales been made to Company in United States dollars in the United States. Deposit as aforesaid shall fulfill Company's royalty obligations hereunder as to those sales. If any law, ruling or other governmental restriction limits the amount a licensee can remit to Company, Company may reduce Your royalties hereunder by an amount proportionate to the reduction in Company's licensee's remittance to Company.

     10.04 (a) Company will maintain books and records which report the sales of Phonograph Records, on which royalties are payable to You. You may, but not more than once a year, at Your own expense, examine those books and records, as provided in this paragraph 10.04 only. You may make those examinations only for the purpose of verifying the accuracy of the statements sent to You under paragraph 10.01. All such examinations shall be in accordance with GAAP procedures and regulations. You may make such an examination for a particular statement only once, and only within three (3) years after the date when Company is required to send You that statement under paragraph 10.01. You may make such an examination only during Company's usual business hours, and at the place where Company keeps the books and records to be examined. If You wish to make an examination You will be required to notify Company at least thirty (30) days before the date when You plan to begin it. Company may postpone the commencement of Your examination by notice given to You not later than five (5) days before the commencement date specified in Your notice; if Company does so, the running of the time within which the examination may be made will be suspended during the postponement. If Your examination has not been completed within one (1) month from the time You begin it, Company may require You to terminate it on seven (7) days' notice to You at any time; Company will not be required to permit You to continue the examination after the end of that seven (7) day period. You will not be entitled to examine any manufacturing records or any other records that do not specifically report sales or other distributions of Phonograph Records on which royalties are payable to You. You may appoint a certified public accountant to make such an examination for You, but not if (s)he or his/her firm has begun an examination of Company's books and records for any Person except You unless the examination has been concluded and any applicable audit issues have been resolved. Such certified public accountant will act only under a Letter of Confidentiality which provides that any information derived from such audit or examination will not be knowingly released, divulged or published to any person, firm or corporation, other than to You or to a judicial or administrative body in connection with any proceeding relating to this Agreement.

          (b) Notwithstanding the penultimate sentence of paragraph 10.04(a), if Company notifies You that the representative designated by You to conduct an examination of Company's books and records under paragraph 10.04(a) is engaged in an examination on behalf of another Person ("Other Examination"), You may nevertheless have Your examination conducted by Your designee, and the running of the time within which such examination may be made shall be suspended until Your designee has completed the Other Examination, subject to the following conditions:

               (i) You shall notify Company of Your election to that effect within fifteen (15) days after the date of Company's said notice to You;

               (ii) Your designee shall proceed in a reasonably continuous and expeditious manner to complete the Other Examination and render the final report thereon to the client and Company; and

               (iii) Your examination shall not be commenced by Your designee before the delivery to Company of the final report on the Other Examination, shall be commenced within thirty (30) days thereafter, and shall be conducted in a reasonably continuous manner.

(The preceding provisions of this paragraph 10.04(b) will not apply if Company elects to waive the provisions of the penultimate sentence of paragraph 10.04(a) which require that Your representative shall not be engaged in any Other Examination.)

     10.05 If You have any objections to a royalty statement, You will give Company specific notice of that objection and Your reasons for it within three
(3) years year after the date when Company is required to send You that statement under paragraph 10.01. Each royalty statement will become conclusively binding on You at the end of that three (3) year period, and You will no longer have any right to make any other objections to it. You will not have the right to sue Company in connection with any royalty accounting, or to sue Company for royalties on Records sold during the period a royalty accounting covers, unless You commence the suit within that three
  (3) year period. If You commence suit on any controversy or claim concerning royalty accountings rendered to You under this agreement in a court of competent jurisdiction (as provided in paragraph 23.09 below), the scope of the proceeding will be limited to determination of the amount of the royalties due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of any royalties found owing. Your recovery of any such royalties will be the sole remedy available to You by reason of any claim related to Company's royalty accountings. Without limiting the generality of the preceding sentence, You will not have any right to seek termination of this Agreement or avoid the performance of Your obligations under it by reason of any such claim. The preceding three (3) sentences will not apply to any item in a royalty accounting if a court of competent jurisdiction determines that the item was fraudulently misstated and such determination is not overruled or reversed.

       10.06 Company shall have the right to deduct from any amounts payable to You hereunder that portion thereof as may be required to be deducted under any statute, regulation, treaty or other law, or under any union or guild agreement, and You shall promptly execute and deliver to Company any forms or other documents as may be required in connection therewith.

       10.07 Each payment made by Company to You under this Agreement, other than union scale payments under Article 5 hereof, shall, at Company's election, be made by a single check payable to Al Anderson. All payments herein are contingent upon Company receiving properly completed W-9 and/or 1001 IRS tax forms, as applicable.

  11. MUSICAL COMPOSITION LICENSES.

       11.01 You hereby grant to Company and Company's designees an irrevocable non-exclusive license, under copyright, to reproduce each Controlled Composition on Phonograph Records and to distribute those Phonograph Records in the United States and Canada.

       11.02 Mechanical royalties shall be payable for each Controlled Composition on Net Sales of Phonograph Records as follows: On Phonograph Records sold in the U.S., the rate ("Rate") for each Controlled Composition
* shall be XXXXXXXX percent of the minimum statutory rate (without regard to playing time) provided for in the applicable Copyright Act as of delivery date of the first Master embodying such Controlled Composition. In this regard, the term "US RATE" shall mean

     * - Confidential portions omitted and filed separately with the Commission.

* XXXXXXXX percent of the minimum statutory rate (without regard to playing time) provided for in the applicable Copyright Act as of the delivery date of the first Master embodied on each Record. On Phonograph Records sold in Canada, the rate (the "Canadian Rate") for each Controlled Composition shall
* be XXXXXXXX percent of the prevailing Canadian rate as of the delivery date of the first Master embodying such Controlled Composition (but in no event greater than the Rate). In this regard, the term "CANADIAN FULL RATE" shall
* mean XXXXXXXX percent of the prevailing Canadian rate as of the delivery date of the first Master embodied on each Record. The mechanical royalty for a
* Controlled Composition on a Mid-Priced or Budget Record shall be XXXXXXXX of the Rate or the Canadian Rate, as applicable; for a Controlled Composition
* which is a copyrighted arrangement of a public domain work, XXXXXXXX of the Rate or the Canadian Rate, as applicable. No mechanical royalties are payable on Phonograph Records on which no royalties are payable.

       11.03 Notwithstanding the foregoing, the maximum aggregate mechanical royalty rate (the "Aggregate") for all Selections (including Controlled Compositions) contained on a Phonograph Record for sales in the U.S. or Canada shall be the product of (1) the Rate or the Canadian Rate, as applicable, for the first Master recorded for the particular project concerned, and (2) ten
  (10) for Albums (containing one (1) or more discs or the equivalent), four (4) for EPs, and two (2) for singles and long-play singles, regardless of the number of Selections; provided, however, that the Aggregate for Albums (as specifically described in section (2) immediately hereinabove) shall be the product of that number reflected above in section (2) and the US RATE or the CANADIAN FULL RATE (as the case may be) instead of the Rate or the Canadian Rate. If the aggregate rate for all of the Selections embodied on any Phonograph Record exceeds the Aggregate, then the royalty for Controlled Compositions shall be reduced by such excess. If the aggregate rate still exceeds the Aggregate, then Company may, in addition to all of Company's other rights or remedies, deduct that amount from any monies payable by Company under any agreement between You and Company Affiliate.

       11.04 By each May 15, August 15, November 15, and February 15, Company will send You a statement covering Mechanical Royalties for the prior quarter, along with any royalties due, subject to reasonable reserves for a reasonable time. Retention of a reserve for two (2) years from its establishment is deemed reasonable. Paragraphs 10.01 and 10.02 apply to mechanical royalty accountings.

       11.05 You shall use Your best efforts to cause the issuance to Company and Designees of mechanical licenses to reproduce on Phonograph Records Selections which are not Controlled Compositions and to distribute those Phonograph

     * - Confidential portions omitted and filed separately with the Commission.

Records in the U.S. and Canada. Such licenses shall be on terms no less favorable to Company and Designees than the standard license of the Harry Fox Agency or any successor with respect to Phonograph Records distributed in the U.S. (and by CMRRA or any successor with respect to Phonograph Records distributed in Canada); however, such rates shall not exceed one hundred (100%) percent of the applicable minimum statutory rates set forth in paragraph 11.02 above. The obligation to account and pay mechanical royalties on sales of Phonograph Records outside of the U.S. shall be that of Company's licensees ("Licensees").

     11.06 If the copyright in any Controlled Composition is owned or controlled by a Person besides You, You shall use reasonable efforts to cause that Person to grant Company and Designees all the rights You have granted to Company and Designees in this Agreement.

     11.07 You hereby grant to Company and Designees, for no fee, royalty, or other payment, the irrevocable, non-exclusive, worldwide right to reproduce and publicly perform each Controlled Composition on Audiovisual Recordings, to distribute Audiovisual Records embodying those Audiovisual Recordings, and to exploit those Audiovisual Recordings in every manner and media for promotional purposes only. You shall cause the grant to Company and Designees, for no fee, royalty, or payment, the irrevocable, non-exclusive, worldwide right to reproduce and publicly perform each Non-Controlled Composition on Audiovisual Recordings and to otherwise exploit those Audiovisual Recordings in every manner and media for promotional purposes only. Any assignment, license or other agreement made with respect to Controlled Compositions shall be subject to the terms hereof.

12. AUDIOVISUAL RECORDINGS.

     12.01 (a) Upon Company's reasonable request, You shall cooperate with Company and perform to the best of Your ability for the making of Audiovisual Recordings, in accordance with all applicable labor unions and guilds. You and Company shall mutually designate the following "Audiovisual Production Elements": Musical Compositions, personnel (including producer and director), storyboard, script, locations and production dates. Company shall pay all costs incurred in connection with the production of Audiovisual Recordings within the written budget approved by Company in writing. To the extent permissible, You hereby waive any right to be paid union scale payments in connection with Audiovisual Recordings. All costs incurred in connection with the production of Audiovisual Recordings shall be recoupable from royalties payable to You from the exploitation of Audiovisual Recordings; one-half (1/2) of such costs shall be recoupable from royalties payable to You in connection with the exploitation of audio-only Master Recordings.

          (b) Company shall be the sole owner of all worldwide rights in and to each Audiovisual Recording, including the worldwide copyrights therein and thereto. Without limiting the foregoing, it is agreed that Company's right to use Your name and information in the Audiovisual Recordings is set forth in Paragraphs 6 and 7, and the terms "Master Recordings" and "Phonograph Records" shall include Audiovisual Recordings and Audiovisual Records, respectively.

13. WARRANTIES, REPRESENTATIONS AND COVENANTS.

     You hereby warrant, represent and covenant that:

     13.01 You have the right, power and capacity to enter into this Agreement, to grant the rights granted by You to Company hereunder, and to perform all of the terms hereof. You have not done nor shall You do anything to impair Company's rights hereunder.

     13.02 During the Term You shall be a member in good standing of any union or guilds requiring such membership. All recording sessions shall be conducted in all respects in accordance with the terms of the AFM Phonograph Record Labor Agreement, the AFTRA Code for the Phonograph Industry and any other applicable union or guild agreements.

     13.03 (a) Your name, masters, Selections embodied on masters and/or materials supplied to Company by You hereunder will not violate the legal rights of any party, including, without limitation, any contractual rights, copyrights, rights of publicity/privacy or trademark/tradenames.

          (b) You are the sole owner of the professional name "Al Anderson". Only Company will have the right to use such name in connection with Records during the Term.

     13.04 All existing recordings of Your performances have been commercially released in the Territory on Phonograph Records.

     13.05 Except as specifically provided herein, Company shall have no obligation to pay any party in connection with the exercise of any of Company's rights hereunder (including, without limitation, Company's rights with respect to the recording or exploitation of Master Recordings).

14. RECORDING RESTRICTIONS.

     14.01 During the Term You shall not make any commitment which would interfere with Your performances hereof nor shall You render services in connection with any master recordings for any Person besides Company. Notwithstanding anything to the contrary contained herein, in the event of an "NRBQ" reunion tour (or the like), You shall consult with Company in connection with Your participation therewith and, so long as Your involvement with such "NRBQ" reunion does not interfere with your commitments and obligations and duties hereunder, You shall not be in breach of this Agreement. After the end of the Term, You shall not, prior to the later ("Restriction Date") of the following dates, perform for any Person besides Company, to make Phonograph Records or Master Recordings, any Selection which was recorded under any agreement between You and Company or an Affiliate:
(a) the date four (4) years after the date such Selection was last delivered to Company in a Master Recording, or (b) the date two (2) years after the end of the Term.

     14.02 You shall not at any time manufacture, distribute, sell or authorize the manufacture, distribution, or sale by any Person besides Company of Phonograph Records embodying a performance rendered by You during the Term. You shall not record or permit the recording of any such performance without taking reasonable measures to prevent the manufacture, distribution, or sale at any time by any Person besides Company of Phonograph Records embodying that performance.

     14.03 (a) During the Term, You will not render any musical performances (audiovisual or otherwise) for the purposes of making any motion picture or other audiovisual work ("Picture", below) for any person, firm or corporation other than us, and no other person, firm or corporation other than Company will be authorized to produce, distribute, exhibit, or otherwise exploit any Picture which contains any musical performance (audiovisual or otherwise) by You, without an express written agreement providing that:

               (i) the Picture concerned will not contain performances by You of more than two (2) Musical Compositions, in whole or in part; and

               (ii) not more than one-half (1/2) of any version of the Picture may consist of featured musical performances (defined below) by You or anyone else.

          (b) "Featured musical performance", in this paragraph, means:

               (i) any visual performance of a Musical Composition; and

               (ii) any background performance of a Musical Composition which is intended as a focus of audience attention, whether or not the visual matter is related dramatically to the lyrics or concept of the Musical Composition.

     14.04 You may perform as a background musician ("sideman") accompanying a featured artist for the purpose of making Phonograph Records for others, provided:

          (a) You have then fulfilled all of Your material obligations under this Agreement, and the engagement does not interfere with the continuing prompt performance of Your obligations to Company.

          (b) (1) You will not render a solo or "step-out" performance which is the primary focus of the Selection that You are recording, and

               (2) The musical style of the recording will not be substantially similar to the characteristic musical style of Recordings made by You for Company.

          (c) You will not record any material which You have then recorded for Company, and will not agree to be restricted from recording the same material for Company unless You obtain the prior approval of Company, which approval will not be unreasonably withheld.

          (d) You will not accept the sideman engagement unless the Person for whom the recordings are being made agrees in writing, for Company's benefit, that:

               (1) Your name may be used in a courtesy credit to Imprint on the Album liners used for such Records, in the same position as the credits accorded to other sidemen and in type identical in size, prominence and all other respects; and

               (2) Except as expressly provided in section 14.04(d)(1) above, neither Your name (or any similar name), nor any picture, portrait or likeness of You will be used in connection with such Recordings, including, without limitation, on the front covers of Album containers, on sleeves or labels used for Singles, or in videos, advertising, publicity or any other form of promotion or exploitation, without Company's express written consent, which Company may withhold in its unrestricted discretion.

          (e) Before You accept the sideman engagement You will notify Company of the name of the Person for whom the recordings are being made and the record company which will have the right to distribute the Records. Your notice will be addressed to Company's Chief Financial Officer.

15. JINGLE SERVICES.

     Notwithstanding anything to the contrary contained herein and provided that such activities do not materially interfere with Artist's duties and obligations hereunder, Artist shall not be in breach of this Agreement on account of any jingle activities (as that term and activity is commonly understood in the music industry), including, but not limited to writing and creating jingles, performing on jingles (as a singer, musician or otherwise) or the like.

16. UNIQUE SERVICES.

     You expressly acknowledge that Your services hereunder are of a special, unique, intellectual, and extraordinary character which gives them peculiar value, and that in the event of a breach by You of any term hereof, Company may be caused irreparable injury which cannot adequately be compensated by money damages. Accordingly, Company shall be entitled to seek injunctive relief, subject to any defenes You may have against Company, in addition to any other rights or remedies Company may have, to enforce the terms of this Agreement.

17. CERTAIN REMEDIES.

     17.01 If You do not fulfill any portion of Your Recording Commitment within the time prescribed in paragraph 3.02, Company will have the following options:

          (a) to suspend Company's obligations to make payments to You under this Agreement until You have cured the default;

          (b) to terminate the term of this Agreement at any time, whether or not You have commenced curing the default before such termination occurs; and

          (c) to require You to repay to Company the amount, not then recouped, of any Advance previously paid to You by Company and not specifically attributable under Article 8 to an Album which has actually been fully Delivered.

You will not be required to repay any such Advance to the extent to which You furnish Company with documentation satisfactory to Company establishing that You have actually used the Advance to make payments, to parties not affiliated with You and in which You do not have any interest, for recording costs incurred in connection with the Album concerned before Company's demand for payment. ("Recording Costs", in the preceding sentence, means items which would constitute Recording Costs if paid or incurred by Company.)

Company may exercise each of those options by sending You the appropriate notice. If Company terminates the term under clause 17.01(b) all parties will be deemed to have fulfilled all of their obligations under this agreement except those obligations which survive the end of the term (such as indemnification obligations, re-recording restrictions, and Your obligations under clause 17.01(c)). No exercise of an option under this paragraph will limit Company's rights to recover damages by reason of Your default, its rights to exercise any other option under this paragraph, or any of its other rights.

     17.02 If because of: act of God; inevitable accident; fire; lockout, strike or other labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign); failure of technical facilities; illness or incapacity of any performer or producer; or other cause of a similar or different nature not reasonably within Company's control; Company is materially hampered in the recording, manufacture, distribution or sale of records, then, without limiting Company's rights, Company shall have the option by giving You notice to suspend the running of the then-current Contract Period for the duration of any such contingency plus such additional time as is necessary so that Company shall have no less than thirty (30) days after the cessation of such contingency in which to exercise its option, if any, to extend the term of this agreement for the next following Option Period. If any suspension imposed under this paragraph by reason of an event affecting no Record manufacturer or distributor except Company continues for more than six (6) months, You may, by notice, request Company to terminate the suspension by notice given to You within sixty (60) days after its receipt of Your notice. If Company does not do so, the term of this Agreement will terminate at the end of that sixty (60) day period (or at such earlier time which Company may designate by notice to You), and all parties will be deemed to have fulfilled all of their obligations under this Agreement except those obligations which survive the end of the term (such as warranties, re-recording restrictions and Company's obligation to pay royalties).

     17.03 If Company refuses, without cause, to permit You to fulfill Your minimum Recording Commitment for any Contract Period, (irrespective of whether or not You have commenced recording the particular Album for such Recording Commitment), other than as a result of an event or contingency referred to in paragraph 17.01 above, Company shall have no obligations or liabilities to You in connection therewith unless You shall notify Company of Your desire to fulfill Your minimum Recording Commitment for that Contract Period and within thirty (30) days after Company's receipt of that notice Company shall fail to advise You in writing that Company shall permit You to fulfill Your minimum Recording Commitment for that Contract Period. If Company shall fail to so advise You in writing that Company shall permit You to fulfill Your minimum Recording Commitment for that Contract Period, the Term shall expire as of the end of that thirty (30) day period and Company shall have no obligations or liabilities to You whatsoever in connection with Company's failure to permit You to fulfill Your Recording Commitment for that Contract Period. Company shall, however, pay You promptly after the expiration of that thirty (30) day period, as an advance recoupable from royalties hereunder or under any other agreement between You and Company or Company's affiliates, an amount equal to the minimum union scale payments which would have been required to have been paid to the You for each Album of Your Recording Commitment for that Contract Period that Company did not permit You to record, less any Advances already paid to You in connection with such Album(s). Solely for the purposes of the foregoing: (i) an Album shall be deemed to be comprised of ten
(10) Masters; and (ii) You shall be deemed to be comprised of one (1) member.

18. PRODUCER AND OTHER ROYALTIES.

     18.01 You shall be solely responsible for and shall pay all royalties and other Compensation which may be payable to any producers of the Masters or to any others rendering services in connection with the recording of the Masters.

     18.02 Notwithstanding the foregoing, Company may (but shall not be obligated to) enter into an agreement with any producer (or other royalty participant) of the Masters which provides for the payment by Company, rather than You, of royalties or other compensation payable to that producer. In that event (or in the event Company pays any such party pursuant to a letter of direction) Company may deduct any amounts payable by Company to that producer from any royalties or other sums payable by Company hereunder (other than mechanical royalties). Furthermore, for the purposes of the recoupment of any Advances or charges under this Agreement, the royalty rates contained in Article 9 with respect to those Masters shall be deemed reduced by the amount of the applicable royalty rates with respect to Masters which are contained in Company's agreement with any producer (or such party). Any Advances payable by Company to a producer (or such party) which are not recouped by Company from royalties payable to that producer may be recouped by Company from any royalties or other sums payable by Company hereunder (other than mechanical royalties).

19. DEFINITIONS.

     19.01 The term "Advance" shall mean prepayment of royalties. Company may recoup Advances from royalties to be paid to You or on Your behalf pursuant to this Agreement (other than mechanical royalties). Except as otherwise set forth herein, Advances shall be non-refundable.

     19.02 The term "Album" shall mean an audio only long-playing Phonograph Record which is not an EP, Single, or Long-Play Single, and where the context requires, Master

  Recordings sufficient to constitute a long-playing audio only Phonograph
  Record.

       19.03 The term "Audiovisual Record" shall mean a Record embodying an Audiovisual Recording.

       19.04 The term "Audiovisual Recording" shall mean every form of Master Recording embodying visual images.

       19.05 The term "Container Charge" shall mean the applicable percentage, specified as follows, of the Gross Royalty Base applicable to the particular
* Record concerned: XXXXXXXXXXXXXXX percent for Singles packaged in color or other special printed sleeves, and for Albums, EPs, and Long-Playing Singles in disc form packaged in Company's standard singlefold jackets without any special elements (such as, but not limited to, plastic, cardboard, or printed
* inner sleeves, inserts, or attachments); XXXXXXXXXXXXXXXXXX percent thereof for all other Albums, EPs or Long-Playing Singles in disc form, and for all
* other sound-only Phonograph Records in disc form; and XXXXXXXXXXXXXXXXX percent thereof for Audiovisual Records, all Phonograph Records in tape form, such as reel-to-reel tapes, cartridges, cassettes (whether audio or video) and
* for all other recorded devices, but XXXXXXXXXXXXXXXXXX percent for compact disc Records, digital audio tape, DCC, Mini-disc and all Records in New Configurations.

       19.06 The term "Contract Period" shall mean the Initial Period or any Option Period of the Term (as they may be suspended or extended).

       19.07 The term "Controlled Composition" shall mean that portion of a Musical Composition or other Selection, written or composed by You alone or in collaboration with others, or which is owned or controlled, in whole or in part, directly or indirectly, by You or any person firm or corporation in which You have a direct or indirect interest.

       19.08 The terms "Conventional Phonograph Record", "Conventional discs and tapes" and "Conventional Album" shall refer to discs or tapes of the quality used for the majority of units of a particular Phonograph Record released. If, at any particular time, Company has ceased to regularly manufacture plain, black "vinyl" disc records and only manufactures tapes, compact discs and/or "premium vinyl" (e.g., so-called "half-speed mastered") discs, then the terms "Conventional discs" or "Conventional Album in disc form", and the like, shall refer to conventional tapes.

       19.09 Intentionally deleted.

       19.10 The term "EP" shall mean an audio only Phonograph

     * - Confidential portions omitted and filed separately with the Commission.

  Record embodying no fewer than five (5) different Musical Compositions and no more than seven (7) different Musical Compositions.

       19.11 The term "Long-Play Single" shall mean an audio only Phonograph Record embodying no more than four (4) different Musical Compositions.

       19.12 The term "Master Recording" shall mean every form of recording, whether now known or unknown, embodying sound, or sound accompanied by visual images, which may be used in the recording, production, or manufacture of Phonograph Records.

       19.13 The term "Masters" shall mean Master Recordings embodying the performances of the You recorded hereunder.

       19.14 (a) The term "Mid-Priced Record" shall mean a Phonograph Record which bears a Gross Royalty Base at least twenty percent (20%) lower, but not more than thirty-five percent (35%) lower than the Gross Royalty Base applicable to Company's then-current highest prevailing "top-line" record of comparable repertoire and in the same configuration (e.g., Album, Multiple Record Set, Long Play Single, tape cassette, compact disc, etc.) released by Company or Company's licensees in the territory concerned.

            (b) The term "Budget Record" shall mean a Phonograph Record which bears a Gross Royalty Base greater than thirty-five percent (35%) lower than the Gross Royalty Base applicable to Company's then-current highest prevailing "top line" record of comparable repertoire and in the same configuration (e.g., Album, Multiple Record Set, Long Play Single, tape cassette, compact disc, etc.) released by Company or Company's licensees in the territory concerned.

       19.15 The term "Multiple Album" shall mean an Album which contains two
  (2) or more units of a particular configuration of Record, which is sold as a single unit.

       19.16 The terms "Musical Composition" and "Composition" shall mean a single musical composition and, for the purposes of computing mechanical royalties hereunder, shall include medleys and spoken word pieces. Different versions of a Composition embodied on the same Phonograph Record will be considered one (1) Composition (and one(1) Selection) for all purposes hereunder.

       19.17 The term "Net Receipts" shall mean an amount equal to the gross monies received by Company in the United States from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in Audiovisual Recordings (including any monies received by Company for the use of Audiovisual Recordings in Audiovisual Records) less

* XXXXXXXXXXXXXXXXXXX percent of those gross monies as a distribution fee, and less all costs paid or incurred by Company in connection with the exploitation of those rights and the collection of those monies (such costs not to exceed ten percent (10%)).

       19.18 The term "Net Royalty" or "Net Flat Fee" shall mean the gross royalty or gross flat fee received by Company in the United States from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in Masters (other than Audiovisual Recordings), less all costs paid or incurred by Company in connection with the exploitation of those rights and the collection of those monies, and less all royalties or other sums payable by Company to any person, firm or corporation in connection with the exploitation of those rights, except for royalties or other sums payable to producers of those Masters, which shall be borne solely by You.

* 19.19 The term "Net Sales" shall mean XXXXXXXXXXXXXXXXX percent of gross sales to wholesale and retail customers, less returns, credits and reserves against anticipated returns and credits.

       19.20 The term "Net Sales through Normal Retail Channels" shall refer to Net Sales of Phonograph Records hereunder through Company's principal distributor in the country in question for resale through record or other retail stores for which a royalty is paid hereunder (and, without limiting the generality of the foregoing, shall exclude sales or distributions referred to in paragraph 9.03, 9.04 and 9.05 above);

       19.21 The terms "Phonograph Record" and "Record" shall mean every form of reproduction, whether now known or unknown, embodying sound alone, or sound accompanied by visual images, distributed primarily for home use, school use, jukebox use, and use in means of transportation, including, without limitation, discs of any speed or size, reel-to-reel tapes, cartridges, cassettes, or other pre-recorded tapes.

       19.22 The term "New Configuration" shall mean any configuration of record not specifically referred to herein.

       19.23 The term "Royalty Base Price" shall mean the amount specified below ("Gross Royalty Base") applicable to the Phonograph Records concerned, less all excise, purchase, value added, or similar taxes (included in the Royalty Base Price) and less the applicable Container Charge.

            (a) WITH RESPECT TO RECORDS SOLD FOR DISTRIBUTION IN THE UNITED
  STATES: The Gross Royalty Base for an Audiovisual Record is the amount computed under section (1) below. The Gross Royalty Base for a Record reproducing sound only is the amount

     * - Confidential portions omitted and filed separately with the Commission.

* computed under section (1) or section (2) below, whichever is XXXXXXXX:

                 (1) Company's published subdistributor price applicable to the price series of the unit concerned at the commencement of the accounting
* period in which the sale occurs, less XXXXXXXX percent; or

* (2) XXXXXXXX of the prevailing industry suggested retail list price applicable to Records in the same configuration and the same wholesale price category as the unit concerned. In this section (2):

                      (i) A "similar U.S. Record company" means one which does not distribute its own Records directly to wholesalers and retailers on a nation-wide basis throughout the United States but does so through a third party distribution company.

                      (ii) The "wholesale price" of a Record distributed by another similar U.S. record company means its published price corresponding most closely in amount to a subdistributor price for a Record in the same configuration published by Company.

                      (iii) The "wholesale price category" of a Record distributed by Company includes: (A) that Record; and (B) Records in the same configuration sold by other similar U.S. record companies whose wholesale prices for those Records correspond most closely in amount to our published subdistributor price for the Company-distributed Record concerned.

                      (iv) "Prevailing industry suggested retail list price" means the average of the suggested retail list prices assigned to Records in the wholesale price category concerned by the similar U.S. Record company(ies) which publish suggested retail list prices or, if there are no such suggested retail list prices, the prevailing retail equivalent prices generally accepted in the record industry applicable to the Records in the wholesale price category concerned.

       Royalties will be calculated separately with respect to each price series in which units of a particular Record release are sold during the semiannual accounting period concerned. References to published prices in this section refer to those in effect at the commencement of the accounting period concerned.

            (b) WITH RESPECT TO RECORDS (INCLUDING AUDIOVISUAL RECORDS) SOLD FOR DISTRIBUTION OUTSIDE OF THE UNITED STATES AND CANADA: The Gross Royalty Base
* is XXXXXXXX of the following: XXXXXXXXX percent of Company's or Company's licensee's published price to dealers ("p.p.d.") applicable to the price series of the

     * - Confidential portions omitted and filed separately with the Commission.

unit concerned in the country of sale.

     19.24 The term "Selection" shall mean a Musical Composition, poem, dramatic work, comedy routine, or other verbal expression.

     19.25 The term "Single" shall mean an audio-only seven (7") inch disc Phonograph Record or its tape or other equivalent, embodying no more than two
(2) Compositions.

     19.26 The term "Territory" shall mean the universe.

     19.27 The term "other agreement between You and Company or Company's affiliates" and like words shall mean any other agreement between You or any entity furnishing Your services and Company or Company's affiliates which relates to recordings embodying Your performances.

     19.28 The term "Person" "person" or "Party" shall mean any individual, corporation, partnership, association or other organized group of persons or the legal successors or representatives of the foregoing.

20. INDEMNITY.

     20.01 You hereby indemnify, save, and hold Company harmless from any and all damages, liabilities, costs, losses and expenses (including legal costs and reasonable attorneys' fees) arising out of or connected with any claim, demand or action which is inconsistent with any of the warranties, representations, covenants or agreements made by You in this Agreement, which has resulted in a final adverse judgment or has been settled with Your written consent (it being understood that Your consent shall be deemed given to any settlement not in excess of Five Thousand ($5,000) Dollars). Notwithstanding the foregoing, if You withhold consent to any settlement which Company is willing to make, the foregoing indemnity shall apply and Company may settle such claim in its sole discretion unless You promptly assume all costs of defending against such claim, demand or action including, without limitation, court costs, reasonable attorneys' fees, and direct expenses theretofore incurred by Company in connection with said claim, demand or action; provided that in the event You assume said costs, Company shall nonetheless have the right to settle such claim, demand or action in its sole discretion without Your consent, provided that, in such event, the foregoing indemnification shall not apply with respect thereto. You shall reimburse Company, on demand, for any payment made by Company at any time with respect to any damage, liability, cost, loss or expense to which the foregoing indemnity applies. Pending the determination of any claim, demand or action, Company may, at its election, withhold payment of any monies otherwise payable to You hereunder in an amount which does not exceed Your potential liability to Company pursuant to this paragraph; provided, however, that if You shall deliver to Company an indemnity or surety bond, in a form and with a company acceptable to Company, which in respect of such claim, demand or action shall cover the amount of such claim, demand or action and Company's estimated attorneys' fees and legal costs in connection therewith, then Company shall not withhold payment of monies otherwise payable to You hereunder in respect of such claim, demand or action; and provided further that Company shall liquidate any such withheld amounts if within twelve (12) months no lawsuit has been commenced and active settlement discussions are not then taking place. You may participate in the defense of any claim referred to in this paragraph 20 through counsel of Your selection at Your own expense, but Company will have the right at all times, in its sole discretion, to retain or resume control of the conduct of the defense of such claim.

21. ASSIGNMENT.

     21.01 (a) Company shall have the right, at its election, to assign any of Company's rights hereunder, in whole or in part, to any subsidiary, affiliated, controlling or other related company, and to any Person, firm or corporation owning or acquiring a substantial portion of Company's stock or assets, and any rights so assigned may also be assigned by the assignee. Company shall also have the right to assign any of its rights hereunder to any of its licensees in order to effectuate the purposes hereof. You shall not have the right to assign any of Your rights hereunder.

          (b) You may assign Your rights under this Agreement to a corporation, all of whose capital stock is owned solely by You, subject to the following conditions:

               (i) The assignee will be subject to Company's approval in Company's sole discretion;

               (ii) The assignment will not be effective until You have delivered to Company an instrument satisfactory to Company in Company's sole discretion effecting the assignment and the assignee's assumption of Your obligations, and Company has executed that instrument to evidence Company's approval of it;

               (iii) No such assignment will relieve You of Your obligations under this Agreement; and

               (iv) If such an assignment takes place, any further transfer of the rights assigned will be subject to the same conditions.

22. NOTICES.

     22.01 All notices to be given to You hereunder and all statements and payments to be sent to You hereunder shall be addressed to You at the address set forth on page 1 hereof or at such other address as You shall designate in writing from time to time. All notices to be given to Company hereunder shall be addressed to Company to the attention of the Chief Financial Officer at the address set forth on page 1 hereof or at such other address as Company shall designate in writing from time to time. All notices shall be in writing and shall either be served by personal delivery, mail, or telegraph, all charges prepaid. Except as otherwise provided herein, notices shall be deemed given when personally delivered, mailed, or delivered to a telegraph office, all charges prepaid, except that notices of change of address shall be effective only after actual receipt. A copy of all notices to You shall be sent to Trip Aldredge, 1018 17th Avenue South, Number 3, Nashville, Tennessee 37212 provided, however, the inadvertent failure to send any such copy shall neither impair the effectiveness of the notice sent nor constitute a breach of this Agreement.

23. MISCELLANEOUS.

     23.01 (a) This Agreement sets forth Your and Company's entire understanding relating to its subject matter and all prior and contemporaneous understandings relating to the same have been merged herein. No modification, amendment, waiver, termination or discharge of this Agreement or any of its terms shall be binding upon Company unless confirmed by a document signed by a duly authorized officer of Company. No waiver by You or Company of any term of this Agreement or of any default hereunder shall affect Your or Company's respective rights thereafter to enforce that term or to exercise any right or remedy in the event of any other default, whether or not similar.

          (b) If any part of this Agreement is determined to be void, invalid, inoperative or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, such decision shall not affect any other provisions hereof, and the remainder of this Agreement shall be effective as though such void, invalid, inoperative or unenforceable provision had not been contained herein.

     23.02 (a) Company shall not be deemed to be in breach of any of Company's obligations hereunder unless and until You shall have given Company specific written notice by certified or registered mail, return receipt requested, describing in detail the breach and Company shall have failed to cure that breach within thirty (30) days after Company's receipt of that written notice.

          (b) Except with respect to: (i) Your obligation to timely Deliver any Album hereunder, (ii) Your warranties hereunder (including, but not limited to Your warranty of exclusivity to Company), (iii) where a specific cure provision is provided herein, (iv) breaches incapable of being cured, or (v) an application for injunctive relief, the failure by You to perform any of Your obligations hereunder shall not be deemed a breach of this Agreement unless Company gives You written notice of such failure to perform and such failure is not corrected within thirty (30) days from the date You receive such notice.

     23.03 Company's payment obligations under this Agreement are conditioned upon Your full and faithful performance of the terms hereof.

     23.04 Wherever Your approval or consent is required hereunder, that approval or consent shall not be unreasonably withheld. Company may require You to formally give or withhold approval or consent by giving You notice of Company's request that You do so and by furnishing You with the information or material in respect of which the approval or consent is sought. You shall give Company written notice of Your approval or disapproval or of Your consent or non-consent within five (5) days after Company's notice is sent and, in the event of Your disapproval or non-consent, Your notice shall contain the specific reasons therefor. Your failure to give Company notice as aforesaid shall be deemed to be consent or approval, as the case may be, with respect to the matter submitted.

     23.05 Nothing herein contained shall constitute a partnership, joint venture or other agency relationship between You and Company. Except as otherwise expressly provided herein, You are performing Your obligations hereunder as independent contractors. Neither party hereto shall hold itself out contrary to the terms of this paragraph, and neither You nor Company shall become liable for any representation, act or omission of the other contrary to the provisions hereof. You do not have the right to execute any agreement or incur any obligation for which Company may be liable or otherwise bound.

     23.06 This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless that right or remedy is specifically granted by Company in writing to that third party.

     23.07 The provisions of any applicable collective bargaining agreement between Company and any labor union or guild which are required by the terms of that agreement to be included in this Agreement shall be deemed incorporated herein as if those provisions were expressly set forth in this Agreement.

     23.08 Except as otherwise expressly provided herein, all


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

rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

     23.09 (a) This Agreement shall be deemed to have been made in the State of Tennessee and its validity, construction, breach, performance and operation shall be governed by the law of the State of Tennessee applicable to contracts made and to be performed in the State of Tennessee. The laws of the State of Tennessee are of the essence of this Agreement.

          (b) The parties hereto intend to and hereby confer exclusive jurisdiction upon the courts of the State of Tennessee or of the United States located in the State of Tennessee for any action, suit or proceeding relating to this Agreement and each of the parties irrevocably consents to the jurisdiction of each such court in respect of any such action, suit or proceeding. Each of the parties irrevocably waives any objection that such party now has or hereafter may have to the laying of venue of any such action, suit or proceeding brought or maintained in any such court and further irrevocably waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable Law, any judgment obtained in any such court may be enforced in any court in any other jurisdiction anywhere in the world.

          (c) Company hereby appoints Wayne Halper at his office located at Imprint Records, Inc., 209 10th Avenue South, Nashville, Tennessee as Company's authorized agent to accept and acknowledge on Company's behalf service of any and all process that may be served in any such action, suit or proceeding. Company may at any time upon notice to You appoint any other Person as its authorized agent. If no other Person is so appointed, the Secretary of State of the State of Tennessee will be deemed to be the authorized agent of Company.

          (d) You hereby appoint Trip Aldredge, Esquire at his office located at 1018 17th Avenue South, Number 3, Nashville, Tennessee 37212 or his office at such other address in Tennessee, as You hereafter furnish to Company, as Your authorized agent to accept and acknowledge on Your behalf service of any and all process that may be served in any such action, suit or proceeding. You may at any time upon notice to Company appoint any other Person as its authorized agent. If no other Person is so appointed, the Secretary of State of the State of Tennessee will be deemed to be the authorized agent of You.

          (e) Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered mail or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid. Nothing


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

herein contained shall be deemed to affect the right of a party to serve process in any manner permitted by law.

     23.10 This Agreement shall not become effective until signed by You and countersigned by a duly authorized officer of Company.

     23.11 (a) The paragraph headings herein are solely for the purpose of convenience and shall be disregarded completely in the interpretation of this Agreement or any of its terms.

          (b) No deletion, addition, revision, change or other alteration in drafts of this Agreement prepared prior to the execution of this Agreement shall be used for the purpose of construction or interpretation of any term, provision or language of this Agreement.

     23.12 Company may at any time during the Term obtain, at Company's cost, insurance on the life of You. Company or its designees shall be the sole beneficiary of that insurance and neither You nor any person, firm or corporation claiming rights through or from You shall have any rights in that insurance. You shall submit to such physical examinations and to complete and deliver such forms as Company may reasonably require and otherwise to cooperate with Company fully for the purpose of enabling Company to secure that insurance. You shall not be deemed in breach of this Agreement by reason of Your failure of said physical examination.

     23.13 From time to time at Company's reasonable request, You shall appear for photography, artwork and similar sessions under the direction of Company or Company's duly authorized agent, appear for interviews with such representatives of newspapers, magazines and other publications, and of publicity and public relations firms as Company may arrange, and confer and consult with Company regarding Your performances hereunder and other matters which may concern the parties hereto. You shall also, if reasonably requested by Company, be available for personal appearances so long as such appearances do not unreasonably interfere with Your professional obligations as a songwriter (including performances) on radio, television, record stores and elsewhere, and to record taped interviews, spot announcements, trailers and electrical transcriptions, all for the purpose of advertising, promoting, publicizing and exploiting records released or to be released hereunder and for other general public relations and promotional purposes related to the record business of Company or Company's subsidiary and related companies provided that Company has a valid business purpose for asking You to engage in such activities. You shall not be entitled to any compensation from Company for such services, other than minimum union scale to You if such payment is required by applicable agreements.


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

     IN WITNESS WHEREOF, the parties hereto have this day signed in the spaces provided below.

                                       IMPRINT RECORDS, INC.

By:  /s/ Al Anderson                   By:     /s/ Roy W. Wunsch
----------------------------------     -------------------------------------
Al Anderson                            Roy Wunsch, Chief Executive Officer
###-##-####                            AN AUTHORIZED SIGNATORY
Social Security Number


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